CERTIFICATE OF AMENDMENT TO THE

	CERTIFICATE OF INCORPORATION OF

	PPA Technologies, Inc.

To:  The Secretary of State
	State of New Jersey

	Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the
New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

	1.	The name of the corporation is

	PPA Technologies, Inc.

	2.	The following amendment to the Certificate
of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on May 24, 1996.

	RESOLVED, that paragraph FOURTH of the
Certificate of Incorporation be amended to read as follows:

		"4.	The aggregate number of shares which
the corporation shall have the authority to issue is 10,000,000 shares of common stock having no par value and 1,000,000 shares of Preferred Stock having a par value of $100 per share. The Preferred Stock may be issued in such classes and with such preferences as the Board of Directors may, from time to time, decide in their sole discretion."

	3.	Adoption was by a vote of the shareholders
of the corporation taken at a properly noticed meeting on May 24, 1996 at which a unanimous vote in favor of the Amendment to the Articles of Incorporation was made in accordance with the New Jersey Statutes.

Dated this 4th day of June, 1996.

                                    BY:   /S/ Roger L.
Fidler
                                       Roger L.
Fidler, President

Attested: /S/ Gerald Sugerman
		Gerald Sugerman
		Corporate Secretary








EXPRESS MAIL

June 18, 1996

Bureau of Commercial Recording
820 Bear Tavern Road
CN 308
Trenton, NJ 08625-0308

Gentlemen:

	Enclosed herewith for filing please find the amendment to the Certificate of Incorporation of PPA
Technologies, Inc. along with a copy, a self-addressed stamped envelope, and a check to cover the filing fee, certified copy fee and expedited service fee in the amount of $130.00.

Yours truly,


Roger L. Fidler
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